UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 29, 2007

ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 1, 2007, Electronic Arts Inc. (“EA”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1. Neither the information in this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The following discussion of the reorganization of EA’s business contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements about EA’s expectations regarding future restructuring charges, operating expenses and other costs are forward looking. EA uses words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” (and the negative of any of these terms), “future” and similar expressions to help identify forward-looking statements. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. Actual results could differ materially from the expectations set forth in these forward-looking statements. EA will not necessarily update these forward-looking statements if they later turn out to be inaccurate. Risks and uncertainties that may affect EA’s future results include, but are not limited to, those discussed above, under the heading “Risk Factors” in EA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, and in other documents EA has filed with the Securities and Exchange Commission.

On October 29, 2007, EA’s Board of Directors approved a plan of reorganization (the “Plan”) in connection with the reorganization of EA’s business into several divisions, including four new “Labels”. Pursuant to the Plan, over the next 24 months, EA anticipates (a) closing certain facilities, including EA’s facility in Chertsey, England, (b) relocating and/or eliminating certain job positions, (c) incurring costs in connection with lease and other contract terminations, and (d) incurring IT and consulting costs to assist in the reorganization of business support functions. EA intends to treat certain costs that are directly associated with the Plan as “restructuring costs” (as defined by Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”). Other costs that are not properly classified as restructuring costs will generally be classified as other operating expenses or cost of goods sold in EA’s consolidated statements of operations. In accordance with SFAS No. 146, EA will generally expense restructuring costs as they are incurred and accrue costs associated with certain facility closures at the time EA exits the facility.

In connection with the Plan, EA anticipates incurring between $90 million and $110 million in total costs, which it expects to result in cash expenditures of between $55 million and $75 million. EA anticipates incurring between approximately $75 million and $85 million of these charges during fiscal 2008. EA estimates these costs will consist primarily of asset impairment charges related to facility closures (approximately $36 million), relocation, severance and other employee-related costs (approximately $12 million), lease and other contract termination costs (approximately $19 million to $27 million), and IT and consulting costs (approximately $23 million to $35 million).

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated November 1, 2007, relating to Electronic Arts Inc.’s financial results for the fiscal quarter ended September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: November 1, 2007	By:	/s/ Warren C. Jenson
Warren C. Jenson Executive Vice President, Chief Financial and Administrative Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated November 1, 2007, relating to Electronic Arts Inc.’s financial results for the fiscal quarter ended September 30, 2007.